Exhibit 10.12(b)

EXHIBIT A

OPTION GRANT NO. «No»

NOTICE OF STOCK OPTION GRANT

AIRBNB, INC.

2018 EQUITY INCENTIVE PLAN

The Optionee named below (“Optionee”) has been granted an option (this “Option”) to purchase Shares of Airbnb, Inc. (the “Company”), pursuant to the Company’s 2018 Equity Incentive Plan, as amended from time to time (the “Plan”) on the terms, and subject to the conditions, described below and in the Stock Option Agreement attached hereto as Exhibit A, including its annexes (the “Stock Option Agreement”). “Shares” means shares of the Company’s Class B Common Stock, $0.0001 par value per share, reserved for issuance under the Plan, as adjusted pursuant to Sections 2.2 and 11 of the Plan, and any successor security.

Optionee:	«Optionee»

Maximum Number of Shares Subject to this Option:	«Total_Number_of_Options»

Exercise Price per Share:	$ per share

Date of Grant:	«Grant_Date»

Vesting Start Date:	«Vesting_Start_Date»

Exercise Schedule:	This Option will become exercisable during its term with respect to portions of the Shares in accordance with the Vesting Schedule set forth below.

Expiration Date:	The date ten (10) years after the Date of Grant set forth above, subject to earlier expiration as provided in the Stock Option Agreement or the Plan.

Tax Status of Option: (Check Only One Box):	☐ Incentive Stock Option (To the fullest extent permitted by the Code) ☐ Nonqualified Stock Option. (If neither box is checked, this Option is a Nonqualified Stock Option).

Vesting Schedule [EXAMPLE ONLY]: For so long as Optionee continuously provides services to the Company (or any Subsidiary or Parent of the Company) as an employee, officer, director or consultant, this Option will vest and become exercisable with respect to the Shares as follows: (a) prior to the first one (1) year anniversary of the Vesting Start Date this Option will not be vested or exercisable as to any of the Shares; (b) this Option will become vested and exercisable with respect to [1/4th] of the Shares on the one (1) year anniversary of the Vesting Start Date; and (c) thereafter, this Option will become vested and exercisable with respect to an additional [1/48th] of the Shares when Optionee completes each month of continuous service following the first one (1) year anniversary of the Vesting Start Date.

Additional Terms: ☐ If this boxed is checked, the additional terms and conditions set forth on Attachment 1 hereto (which must be executed by the Company and Optionee) are applicable and are incorporated herein by reference. (No document need be attached as Attachment 1 if the box is not checked.)

General; Agreement: By Optionee’s acceptance hereof (whether written, electronic or otherwise), Optionee and the Company agree that this Option is granted under and governed by this Notice of Stock Option Grant (this “Grant Notice”) and by the provisions of the Plan and the Stock Option Agreement. The Plan and the Stock Option Agreement are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings given to them in the Plan or in the Stock Option Agreement, as applicable. By Optionee’s acceptance hereof (whether written, electronic or otherwise), Optionee acknowledges receipt of a copy of this Grant Notice, the Plan and the Stock Option Agreement, represents that Optionee has carefully read and is familiar with their provisions, and hereby accepts the Option subject to all of their respective terms and conditions. Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition. Optionee agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Optionee’s service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of equity awards.

Execution and Delivery: This Grant Notice may be executed and delivered electronically whether via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company. By Optionee’s acceptance hereof (whether written, electronic or otherwise), Optionee agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, Optionee accepts the electronic delivery of any documents that the Company (or any third party the Company may designate) may deliver in connection with this grant (including the Plan, this Grant Notice, the Stock Option Agreement, the information described in Rules 701(e)(2), (3), (4) and (5) under the Securities Act, account statements, or other communications or information) whether via the Company’s intranet or the Internet site of such third party or via email or such other means of electronic delivery specified by the Company.

AIRBNB, INC.

By /Signature:	Optionee Signature:

Typed Name:	Optionee’s Name:	«Optionee»

Title:

ATTACHMENT:

Attachment 1 (if applicable) – Additional Terms and Conditions to Option

Exhibit A – Stock Option Agreement

Attachment 1 to Notice of Stock Option Grant

Airbnb, Inc.

Additional Terms and Conditions to Option

Optionee:

Number of Shares:

Date of Grant:

The following terms and conditions apply to the Option described above and granted pursuant to the Notice of Stock Option Grant to which this Attachment 1 is attached:

[EXAMPLE ONLY: Describe acceleration provisions.]

In the event of an Acquisition (as defined in the Plan), then the Shares subject to the Option will become vested and exercisable, as of immediately prior to the date of the closing of such Acquisition, as to the lesser of (i) [    ]% of such Shares, and (ii) all such Shares that are unvested at such time.

In the event that there is an Acquisition and Optionee is an employee and his or her employment is Terminated (as defined in the Plan) without Cause (as defined in the Plan), in anticipation of, at or within the 12 months following the closing of such Acquisition, then the Shares subject to the Option will become vested and exercisable, as of the effective date of such Termination without Cause, as to the lesser of (i) [    ]% of such Shares, and (ii) all such Shares that are unvested at such time.

By their signatures below, the Company and Optionee agree that the Notice of Stock Option Grant and the Stock Option Agreement are only modified or supplemented hereby to the extent expressly provided for above.

AIRBNB, INC.

By /Signature:	Optionee Signature:

Typed Name:	Optionee’s Name:	«Optionee»

Title:

Exhibit A

STOCK OPTION AGREEMENT

AIRBNB, INC.

2018 EQUITY INCENTIVE PLAN

This Stock Option Agreement (this “Agreement”) is made and entered into as of the date of grant (the “Date of Grant”) set forth on the Notice of Stock Option Grant attached as the facing page to this Agreement (the “Grant Notice”) by and between Airbnb, Inc. (the “Company”), and the optionee named on the Grant Notice (“Optionee”). Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Company’s 2018 Equity Incentive Plan, as amended from time to time (the “Plan”), or in the Grant Notice, as applicable.

1. GRANT OF OPTION. The Company hereby grants to Optionee an option (this “Option”) to purchase up to the total number of Shares set forth in the Grant Notice at the Exercise Price per Share set forth in the Grant Notice (the “Exercise Price”), subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan. If designated as an Incentive Stock Option in the Grant Notice, this Option is intended to qualify as an incentive stock option (the “ISO”) within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), except that if on the Date of Grant Optionee is not subject to U.S. income tax, then this Option shall be a NQSO.

2. EXERCISE PERIOD.

2.1 Exercise Period of Option. This Option is considered to be “vested” with respect to any particular Shares when this Option is exercisable with respect to such Shares. This Option will become vested during its term as to portions of the Shares in accordance with the Vesting Schedule set forth in the Grant Notice. Notwithstanding any provision in the Plan or this Agreement to the contrary, on or after Optionee’s Termination Date, this Option shall expire immediately with respect to any Unvested Shares and may not be exercised with respect to any Shares that are Unvested Shares on Optionee’s Termination Date.

2.2 Vesting of Option Shares. Shares with respect to which this Option is vested and exercisable at a given time pursuant to the Vesting Schedule set forth in the Grant Notice are “Vested Shares.” Shares with respect to which this Option is not vested and exercisable at a given time pursuant to the Vesting Schedule set forth in the Grant Notice are “Unvested Shares.”

2.3 Expiration. The Option shall expire on the Expiration Date set forth in the Grant Notice or earlier as provided in this Agreement or the Plan.

3. TERMINATION.

3.1 Termination for Any Reason Except Death, Disability or Cause.

(a) Except as provided in subsection 3.1(b) below, if Optionee is Terminated for any reason (other than Optionee’s death or Disability or for Cause), then (a) on Optionee’s Termination Date, this Option shall expire immediately with respect to any Shares that are Unvested Shares as of Optionee’s Termination Date and may not be exercised with respect to any such Unvested Shares, and (b) this Option, to the extent that it is exercisable with respect to Vested Shares on Optionee’s Termination Date, may be exercised by Optionee no later than three (3) months after Optionee’s Termination Date (but in no event may this Option be exercised after the Expiration Date).

(b) Notwithstanding the foregoing, if Optionee has been a full-time continuous employee of the Company or a Subsidiary or a Parent of the Company for at least two (2) years as of Optionee’s Termination Date, and Optionee is Terminated for any reason (other than Optionee’s death or Disability or for Cause), then this Option, to the extent that it is exercisable with respect to Vested Shares on Optionee’s Termination Date, may be exercised by Optionee no later than the earliest to occur of (i) consummation of an Acquisition, (ii) the seven (7)-year anniversary of the Termination Date, and (iii) the Expiration Date set forth in the Grant Notice (the earliest to occur of clauses (i), (ii) and (iii), the “Extended Exercise Period”).

3.2 Termination Because of Disability (or in the Event of Death Following Termination).

(a) Except as provided in subsection 3.2(b) below, if Optionee is Terminated because of Optionee’s Disability (or if Optionee dies within three (3) months of the date of Optionee’s Termination for any reason other than for Cause), and subsection 3.1(b) does not apply, then (a) on Optionee’s Termination Date, this Option shall expire immediately with respect to any Shares that are Unvested Shares as of Optionee’s Termination Date and may not be exercised with respect to any such Unvested Shares, and (b) this Option, to the extent that it is exercisable with respect to Vested Shares on Optionee’s Termination Date, may be exercised by Optionee no later than twelve (12) months after Optionee’s Termination Date, but in any event no later than the Expiration Date set forth in the Grant Notice.

(b) Notwithstanding the foregoing, if Optionee has been a full-time continuous employee of the Company or a Subsidiary or a Parent of the Company for at least two (2) years as of Optionee’s Termination Date, and Optionee is Terminated because of Optionee’s Disability, then this Option, to the extent that it is exercisable with respect to Vested Shares on Optionee’s Termination Date, may be exercised by Optionee during the Extended Exercise Period.

3.3 Termination Because of Death. If Optionee is Terminated because of death, then (a) on Optionee’s Termination Date, this Option shall expire immediately with respect to any Shares that are Unvested Shares as of Optionee’s Termination Date and may not be exercised with respect to any such Unvested Shares, and (b) this Option, to the extent that it is exercisable with respect to Vested Shares on Optionee’s Termination Date, may be exercised by Optionee’s executor, administrator, heir or legatee, as the case may be, during the Extended Exercise Period.

3.4 Termination for Cause. If Optionee is Terminated for Cause, then Optionee may exercise this Option, but only with respect to any Shares that are Vested Shares on Optionee’s Termination Date, and this Option shall expire on Optionee’s Termination Date, or at such later time and on such conditions as may be affirmatively determined by the Committee. On and after Optionee’s Termination Date, this Option shall expire immediately with respect to any Shares that are Unvested Shares and may not be exercised with respect to any Shares that are Unvested Shares on Optionee’s Termination Date.

3.5 Impact on ISOs. Any exercise of this Option beyond (i) three (3) months after the date Optionee ceases to be an employee when Optionee’s Termination is for any reason other than Optionee’s death or disability, within the meaning of Section 22(e)(3) of the Code; or (ii) twelve (12) months after the date Optionee ceases to be an employee when the termination is for Optionee’s disability, within the meaning of Section 22(e)(3) of the Code, is deemed to be an NQSO.

3.6 No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Subsidiary or Parent of the Company, or limit in any way the right of the Company or, if different, the Subsidiary or Parent of the Company for which Optionee is rendering services (the “Service Recipient”) to terminate Optionee’s employment or other relationship at any time, with or without Cause.

4. MANNER OF EXERCISE.

4.1 Stock Option Exercise Notice and Agreement. To exercise this Option, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed Stock Option Exercise Notice and Agreement in the form attached hereto as Annex A, or in such other form as may be approved by the Committee from time to time (the “Exercise Agreement”) and payment for the Shares being purchased in accordance with this Agreement. The Exercise Agreement shall set forth, among other things, (i) Optionee’s election to exercise this Option, (ii) the number of Shares being purchased, (iii) any representations, warranties and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable laws in connection with any exercise of this Option and (iv) any other agreements required by the Company. If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise this Option and such person shall be subject to all of the restrictions contained herein as if such person were Optionee.

4.2 Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable U.S. and non-U.S. federal, state and local securities and other laws, as they are in effect on the date of exercise.

4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check or cash equivalents), or subject to compliance with applicable law:

(a) by cancellation of indebtedness of the Company owed to Optionee;

(b) by surrender of shares of the Company that are free and clear of all security interests, pledges, liens, claims or encumbrances and: (i) for which the Company has received “full payment of the purchase price” within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (ii) that were obtained by Optionee in the public market;

(c) by participating in a formal cashless exercise program implemented by the Committee in connection with the Plan;

(d) provided that a public market for the Company’s common stock exists, by exercising as set forth below, through a “same day sale” commitment from Optionee and a broker-dealer whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the broker-dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(e) by any combination of the foregoing or any other method of payment approved by the Committee that constitutes legal consideration for the issuance of Shares.

4.4 Tax Withholding.

(a) Optionee acknowledges that, regardless of any action taken by the Company or the Service Recipient, the ultimate liability for all Tax-Related Obligations is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient. Optionee further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Obligations in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Optionee’s liability for Tax-Related Obligations or achieve any particular tax result. Further, if Optionee is subject to Tax-Related Obligations in more than one jurisdiction, Optionee acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Obligations in more than one jurisdiction.

(b) Prior to the relevant taxable or tax withholding event, as applicable, Optionee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Obligations. If the Committee permits, Optionee may provide for satisfaction of Tax-Related Obligations by requesting that the Company retain the number of Shares with a value up to the maximum amount of Tax-Related Obligations required to be withheld. In addition, the Committee may in its sole discretion satisfy any withholding obligations for Tax-Related Obligations by (a) withholding from Optionee’s wages or other compensation; or (b) withholding from proceeds of the sale of Shares acquired upon exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization without further consent).

(c) Depending on the withholding method, the Company may withhold or account for Tax-Related Obligations by considering applicable statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. In the case of withholding in Shares, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained for Tax-Related Obligations from the Shares issuable upon exercise. For tax purposes, Optionee is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Obligations.

(d) Finally, Optionee agrees to pay the Company or the Service Recipient any amount of Tax-Related Obligations that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Optionee fails to comply with his or her obligations in connection with the Tax-Related Obligations.

4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, and subject to Section 5 below, the Company shall issue the Shares issuable upon a valid exercise of this Option registered in the name of Optionee, Optionee’s authorized assignee, or Optionee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

5. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan and this Agreement are intended to comply with Section 25102(o) and Rule 701. Any provision of this Agreement that is inconsistent with Section 25102(o) or Rule 701 shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 25102(o) and/or Rule 701. The exercise of this Option and the issuance and transfer of Shares will be subject to and conditioned upon compliance by the Company and Optionee (including any written representations, warranties and agreements as the Committee may request of Optionee for compliance with applicable laws) with all applicable U.S. and non-U.S. federal, state and local securities laws or other law, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Company’s equity securities may then be listed or quoted, as they are in effect on the Date of Grant and also on the date of exercise. Optionee may not be issued any Shares if such issuance would constitute a violation of any applicable U.S. or non-U.S. federal, state or local securities laws or other law or regulations or the requirements of any stock exchange or automated quotation system upon which the Shares or other equity securities of the Company may then be listed or quoted. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or sell such Shares. Optionee understands that the Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure so do.

6. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution, and, with respect to NQSOs, by instrument to a testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor) or a revocable trust, or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e), and may be exercised during the lifetime of Optionee only by Optionee or in the event of Optionee’s incapacity, by Optionee’s legal representative. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

7. RESTRICTIONS ON TRANSFER.

7.1 Disposition of Shares. Optionee hereby agrees that Optionee shall make no disposition of any of the Shares (other than as permitted by this Agreement) unless and until:

(a) Optionee shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

(b) Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Shares;

(c) Optionee shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or under any applicable U.S. state or non-U.S. securities or other laws or (ii) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) or applicable state and non-U.S. securities and other laws have been taken; and

(d) Optionee shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the regulations promulgated under Section 25102(o), Rule 701 or under any other applicable securities or other laws or adversely affect the Company’s ability to rely on the exemption(s) from registration under the Securities Act or under any other applicable securities or other laws for the grant of the Option, the issuance of Shares thereunder or any other issuance of securities under the Plan.

7.2 Restriction on Transfer. In addition to any other limitation on transfer created by applicable securities and other laws, Optionee shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this Agreement except with the Company’s prior written consent and in compliance with the provisions of the Plan, this Agreement, the Company’s Bylaws, the Company’s then current Insider Trading Policy, and applicable securities and other laws. The restrictions on transfer also include a prohibition on any short position, any “put equivalent position” or any “call equivalent position” by the Optionee with respect to the Option itself as well as any Shares issuable upon exercise of the Option prior to the exercise thereof until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

7.3 Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to (i) the Company’s Bylaws, (ii) the Company’s Right of First Refusal described below and (iii) the market stand-off provisions of Section 8 below, to the same extent such Shares would be so subject if retained by Optionee.

8. MARKET STANDOFF AGREEMENT. Optionee agrees that, subject to any early release provisions that apply pro rata to stockholders of the Company according to their holdings of Shares or other Company equity securities (determined on an as-converted into common stock basis), Optionee will not, for a period of up to one hundred eighty (180) days (plus up to an additional thirty five (35) days to the extent reasonably requested by the Company or such underwriter(s) to accommodate regulatory restrictions on the publication or other distribution of research reports or earnings releases by the Company, including National Association of Securities Dealers and New York Stock Exchange rules) following the effective date of the registration statement filed with the SEC relating to the initial underwritten sale of equity securities of the Company to the public under the Securities Act (the “IPO”), directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any equity securities of the Company, except for: (i) transfers of Shares permitted under Section 9.6 hereof so long as such transferee furnishes to the Company and the managing underwriter their written consent to be bound by this Section 8 as a condition precedent to such transfer; and (ii) sales of any securities to be included in the registration statement for the IPO. For the avoidance of doubt, the provisions of this Section 8 shall only apply to the IPO. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Shares subject to this Section 8 and to impose stop transfer instructions with respect to the Shares until the end of such period. Optionee further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing restrictions on transfer. For the avoidance of doubt, the foregoing provisions of this Section 8 shall not apply to any registration of securities of the Company (a) under an employee benefit plan or (b) in a merger, consolidation, business combination or similar transaction.

9. COMPANY’S RIGHT OF FIRST REFUSAL. Before any Shares held by Optionee or any transferee of such Shares (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including, without limitation, a transfer by gift or operation of law), the Company and/or its assignee(s) will have a right of first refusal to purchase the Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section 9 (the “Right of First Refusal”).

9.1 Notice of Proposed Transfer. The Holder of the Offered Shares will deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (ii) the name and address of each proposed purchaser or other transferee (the “Proposed Transferee”); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the “Offered Price”); and (v) that the Holder acknowledges this Notice is an offer to sell the Offered Shares to the Company and/or its assignee(s) pursuant to the Company’s Right of First Refusal at the Offered Price as provided for in this Agreement.

9.2 Exercise of Right of First Refusal. At any time within thirty (30) days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price, determined as specified below.

9.3 Purchase Price. The purchase price for the Offered Shares purchased under this Section 9 will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift) then the purchase price will be the fair market value of the Offered Shares as determined in good faith by the Committee. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Committee, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

9.4 Payment. Payment of the purchase price for the Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding purchase money indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company’s receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

9.5 Holder’s Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 9, then the Holder may sell or otherwise transfer such Offered Shares to each Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within ninety (90) days after the date of the Notice, (ii) any such sale or other transfer is effected in compliance with all applicable securities laws, and (iii) each Proposed Transferee agrees in writing that the provisions of this Section 9 will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to each Proposed Transferee within such ninety (90) day period, then a new Notice must be given to the Company pursuant to which the Company will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

9.6 Exempt Transfers. Notwithstanding anything to the contrary in this Section 9, transfers that are “Permitted Transfers” under the Company’s Bylaws will be exempt from the Right of First Refusal.

9.7 Termination of Right of First Refusal. The Right of First Refusal will terminate as to all Shares: (i) subject to the market standoff restrictions set forth in Section 8, on the effective date of the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act (other than a registration statement relating solely to the issuance of common stock pursuant to a business combination or an employee incentive or benefit plan); (ii) on any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Exchange Act; or (iii) on any transfer or conversion of Shares made pursuant to a statutory conversion of the Company into another form of legal entity if the common equity (or comparable equity security) of entity resulting from such conversion is registered under the Exchange Act.

10. RIGHTS AS A STOCKHOLDER. Optionee shall not have any of the rights of a stockholder with respect to any Shares unless and until such Shares are issued to Optionee. Subject to the terms and conditions of this Agreement, Optionee will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to Optionee pursuant to, and in accordance with, the terms of the Exercise Agreement until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Right of First Refusal. Upon an exercise of the Right of First Refusal, Optionee will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

11. ESCROW. As security for Optionee’s faithful performance of this Agreement, Optionee agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s) to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Optionee and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement and will not be liable for any act or omission taken by Escrow Holder in good faith reliance on such documents, the advice of counsel or a court order. The Shares will be released from escrow upon termination of the Right of First Refusal.

12. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

12.1 Legends. Optionee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by U.S. or non-U.S. federal, state or local securities or other laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Optionee and the Company, or any agreement between Optionee and any third party (and any other legend(s) that the Company may become obligated to place on the stock certificate(s) evidencing the Shares under the terms of any agreement to which the Company is or may become bound or obligated):

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(b) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER, INCLUDING THE RIGHT OF FIRST REFUSAL HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH SALE AND TRANSFER RESTRICTIONS, INCLUDING THE RIGHT OF FIRST REFUSAL, ARE BINDING ON TRANSFEREES OF THESE SHARES.

(c) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS (AND POSSIBLY LONGER) AFTER THE EFFECTIVE DATE OF CERTAIN PUBLIC OFFERINGS OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

(d) THE SHARES RESPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY’S BYLAWS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

12.2 Stop-Transfer Instructions. Optionee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

12.3 Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

13. CERTAIN TAX CONSEQUENCES. OPTIONEE SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE JURISDICTION IN WHICH OPTIONEE RESIDES OR IS SUBJECT TO TAXATION BEFORE ACCEPTING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan, or Optionee’s acquisition or sale of the Shares. Set forth below is a brief summary as of the Effective Date of the Plan of some of the U.S. federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

13.1 Exercise of ISO. If the Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise.

13.2 Exercise of Nonqualified Stock Option. If the Option does not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is a current or former employee of the Company, the Company may be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

13.3 Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.

(a) Incentive Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within the applicable one (1) year or two (2) year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates in the year of the disposition) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

(b) Nonqualified Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long term capital gain.

14. DATA PRIVACY.

14.1 Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Service Recipient, the Company and any other Subsidiary or Parent or Affiliate of the Company for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.

14.2 Optionee understands that the Company and the Service Recipient may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

14.3 Optionee understands that Data may be transferred to an escrow agent, transfer agreement, trustee, broker, or other stock plan service provider selected by the Company, which is assisting the Company with the implementation, administration and management of the Plan, presently or in the future. Optionee understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the U.S.) may have different data privacy laws and protections than Optionee’s country. Optionee understands that Optionee may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. Optionee authorizes the Company, its stock plan service provider, escrow agent, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purposes of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative. Further, Optionee understands that Optionee is providing the consents herein on a purely voluntary basis. If Optionee does not consent, or if Optionee later seeks to revoke his or her consent, Optionee’s employment status or service with the Service Recipient will not be affected; the only consequence of refusing or withdrawing Optionee’s consent is that the Company would not be able to grant Options or other awards to Optionee or administer or maintain such awards. Therefore, Optionee understands that refusing or withdrawing Optionee’s consent may affect his or her ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that Optionee may contact his or her local human resources representative.

14.4 Finally, upon request of the Company or the Service Recipient, Optionee agrees to provide a separate executed data privacy consent form (or any other agreements or consents) that the Company or the Service Recipient may deem necessary to obtain from Optionee for the purpose of administering Optionee’s participation in the Plan in compliance with the data privacy laws in Optionee’s country, either now or in the future. Optionee understands and agrees that Optionee will not be able to participate in the Plan if Optionee fails to provide any such consent or agreement requested by the Company and/or the Service Recipient.

15. GENERAL PROVISIONS.

15.1 Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

15.2 Entire Agreement. The Plan, the Grant Notice and the Exercise Agreement are each incorporated herein by reference. This Agreement, the Grant Notice, the Plan and the Exercise Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior undertakings and agreements with respect to such subject matter.

15.3 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

15.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

15.5 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

15.6 Waiver. Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Optionee or any other person who holds an outstanding Option.

16. NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time an electronic confirmation of receipt is received, if delivery is by email; (iii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iv) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (v) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier. Any notice not delivered personally or by email will be sent with postage and/or other charges prepaid and properly addressed to Optionee at the last known address or facsimile number on the books of the Company, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Company, to it at its principal place of business. Notices to the Company will be marked “Attention: General Counsel.” Notices by facsimile shall be machine verified as received.

17. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement including its rights to purchase Shares under the Right of First Refusal. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.

18. GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Francisco, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

19. FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement. The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on this Option and on any Shares acquired upon exercise of this Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

* * * * *

Attachment:

Annex A: Form of Stock Option Exercise Notice and Agreement

EXHIBIT A

ANNEX A

STOCK OPTION EXERCISE NOTICE AND AGREEMENT

AIRBNB, INC.

2018 EQUITY INCENTIVE PLAN

*NOTE: You must sign this Notice of Stock Option Exercise and Agreement (this “Notice”) on Page 3 before submitting it to Airbnb, Inc. (the “Company”).

OPTIONEE INFORMATION: Please provide the following information about yourself (“Optionee”, “I” or “me”):

Name:	«Optionee»	Social Security Number:

Address:		Employee Number:

Email Address:

OPTION INFORMATION: Please provide this information on the option being exercised (the “Option”):

Grant No. «No»

Date of Grant: «Grant_Date»	Type of Stock Option:

Exercise Price Per Share: $	☐ Nonqualified (NQSO)

Total number of Shares subject to the Option:	☐ Incentive (ISO)
«Total_Number_of_Options»

EXERCISE INFORMATION:

Number of Shares for which the Option is now being exercised [                    ]. (These Shares are referred to below as the “Purchased Shares.”)

Total Exercise Price being paid for the Purchased Shares: $

Form of payment enclosed [check all that apply]:

☐	Check for $ , payable to “AIRBNB, INC.”

☐	Certificate(s) for shares of Class common stock of the Company. These shares will be valued as of the date this Notice is received by the Company. [Requires Company consent.]

AGREEMENTS, REPRESENTATIONS AND ACKNOWLEDGMENTS OF OPTIONEE: By accepting this Notice (whether written, electronic or otherwise), Optionee hereby agrees with, and represents to, the Company as follows:

1.

Terms Governing. I acknowledge and agree with the Company that I am acquiring the Purchased Shares by exercise of this Option subject to all other terms and conditions of this Notice and the Stock Option Agreement that govern the Option, including without limitation the terms of the Company’s 2018 Equity Incentive Plan, as it may be amended (the “Plan”).

2.

Investment Intent; Securities Law Restrictions. I represent and warrant to the Company that I am acquiring and will hold the Purchased Shares for investment for my account only, and not with a view to, or for resale in connection with, any “distribution” of the Purchased Shares within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”). I understand that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption from such registration requirement and that the Purchased Shares must be held by me indefinitely, unless they are subsequently registered under the Securities Act or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required. I acknowledge that the Company is under no obligation to register or qualify the Purchased Shares under the Securities Act or under any other securities law.

3.

Securities Restrictions on Transfer: Rule 144. I will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the U.S. Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder (including Rule 144 under the Securities Act described below “Rule 144”)) or of any other applicable U.S. or non-U.S. federal, state or local securities or other laws. I am aware of Rule 144, which permits limited public resales of securities acquired in a non-public offering, subject to satisfaction of certain conditions, which include (without limitation) that: (a) certain current public information about the Company is available; (b) the resale occurs only after the holding period required by Rule 144 has been met; (c) the sale occurs through an unsolicited “broker’s transaction”; and (d) the amount of securities being sold during any three-month period does not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future. In addition to any other limitation on transfer created by applicable securities and other laws, I will not assign, encumber or dispose of any interest in the Purchased Shares issued pursuant to this Notice except with the Company’s prior written consent and in compliance with the provisions of the Plan, this Notice, the Stock Option Agreement governing the Option, the Company’s Bylaws, the Company’s then current Insider Trading Policy, and applicable securities and other laws.

4.

Access to Information; Understanding of Risk in Investment. I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the Purchased Shares and that I had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares. I am aware that my investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of my investment in the Purchased Shares.

5.

Rights of First Refusal; Market Standoff. I acknowledge that the Purchased Shares remain subject to the Company’s Right of First Refusal and the market standoff covenants (sometimes referred to as the “lock-up”), all in accordance with the applicable Notice of Stock Option Grant and the Stock Option Agreement that govern the Option.

6.

Form of Ownership. I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership of the Purchased Shares that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust, I agree to sign a Stock Transfer Agreement.

7.	Investigation of Tax Consequences. I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Purchased Shares at this time.

8.

Other Tax Matters. I agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes my tax liabilities. I will not make any claim against the Company or a Subsidiary or Parent or Affiliate of the Company, or their respective boards (or any committee thereof), directors, officers or employees, related to tax liabilities arising from the Option or my other compensation. In particular, I acknowledge that the Option is exempt from Section 409A of the U.S. Internal Revenue Code of 1986, as amended, only if the exercise price per share is at least equal to the fair market value per share of the Shares at the time the Option was granted. Since Shares are not traded on an established securities market, the determination of their fair market value was made by the Committee and/or by an independent valuation firm retained by the Company. I acknowledge that there is no guarantee in either case that the U.S. Internal Revenue Service (the “IRS”) will agree with the valuation, and I will not make any claim against the Company or a Subsidiary or Parent of Affiliate of the Company, or their respective boards (or any committee thereof), directors, officers or employees in the event that the IRS asserts that the valuation was too low.

9.	Spouse Consent. I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

10.

Tax Withholding. As a condition of exercising this Option, I agree to make adequate provision for all Tax-Related Obligations (as defined in the Plan), if any, which arise upon the grant, vesting or exercise of this Option, or disposition of the Purchased Shares, whether by withholding, direct payment to the Company, or otherwise in accordance with the Plan and the Stock Option Agreement.

This Notice may be executed and delivered electronically whether via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company. By my acceptance hereof (whether written, electronic or otherwise), I agree, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, I accept the electronic delivery of any documents that the Company (or any third party the Company may designate), may deliver in connection with this Option (including the Plan, this Notice, the Notice of Stock Option Grant, the Stock Option Agreement, the information described in Rules 701(e)(2), (3), (4) and (5) under the Securities Act, account statements, or other communications or information) whether via the Company’s intranet or the Internet site of such third party or via email or such other means of electronic delivery specified by the Company.

SIGNATURE:	DATE:
«OPTIONEE»

[Signature Page to Stock Option Exercise Notice and Agreement]

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